Asure Software Announces Results for the 2008 Fiscal Second Quarter

Software and Services Revenues Increase 46 Percent

AUSTIN, TX -- 03/13/2008 -- Asure Software (NASDAQ: ASUR) today announced results for the 2008 fiscal second quarter ended January 31, 2008. Highlights for the quarter include:

--  Software and services revenues increased by $0.9 million, or 46 percent, to $2.7 million.
--  Integration of the iEmployee workforce management software acquisition continued.
--  Gross margin as a percent of revenues decreased to 77 percent.
--  Total employee headcount decreased by 21% to 149.
--  Availability of Mobile Workforce Manager and Visual Asset Manager for
    RFID was announced.

"Our business continues to grow and our strategy is on track. We continue to watch expenses closely and work on integrating the iEmployee business we acquired in October 2007. Our recently acquired products are responding well to our web-based marketing model, which is clear evidence that there is healthy demand in the marketplace for these solutions. We believe we have the plans in place to continue our growth in this large and expanding workforce management market," said Richard N. Snyder, Chairman and Chief Executive Officer of Asure Software.

Software and Services Business

Software and services revenue for the three months ended January 31, 2008 was $2.7 million, an increase of $0.9 million, or 46 percent, from the $1.9 million reported for the three months ended October 31, 2007. Revenues include sales of the NetSimplicity scheduling and asset management software, including Meeting Room Manager ("MRM"), Visual Asset Manager ("VAM"), and sales of the Company's iEmployee workforce management software. Also included in these revenues are software maintenance and support services and professional services. Software and services revenue increased $1.7 million or 168% from the three months ended January 31, 2007 to the three months ended January 31, 2008.

Gross Margin

Software and services gross margin for the 2008 fiscal second quarter was $2.1 million, an increase of $.6 million or 36 percent, versus $1.5 million achieved for the 2008 fiscal first quarter. Gross margin as a percentage of revenues was 77%, down slightly from historical levels, due to costs relating to the acquisition of iEmployee. Software and services gross margins increased $1.3 million or 148% for the three months ended January 31, 2007 versus the three months ended January 31, 2008.

Operating Expenses

Total operating expenses for the three months ended January 31, 2008, were $3.8 million, an increase of $1 million, or 36 percent, from the 2008 fiscal first quarter. This quarter's operating expenses reflect a full quarter of both iEmployee and NetSimplicity spending.

Net Loss

The Company reported a net loss of $1.5 million, or ($0.05) per share, during the three months ended January 31, 2008.

Outlook

The Company continues to integrate the iEmployee operations, develop its sales force to increase sales performance, and release new software updates. Management believes its software and services revenues will continue to increase. Gross margins from the segment are expected to improve during the next fiscal quarter. Management will continue to evaluate additional operational synergies from the iEmployee acquisition and further extend its market reach both domestically and in the international markets.

The Company did not have any intellectual property licensing revenues for the three or six months ended January 31, 2008. Management does not anticipate any additional licensing revenues from the patents which have generated such revenues in prior fiscal years.

Conference Call and Webcast

Asure Software has scheduled a conference call with the investment community for Thursday, March 13, 2008, at 10:00 a.m. CT (11:00 a.m. ET) to discuss the quarter and outlook. To take part in the call, please dial 888-713-4214 ten minutes before the conference call begins, ask for the Asure Software event, and use pass code 20424492. International callers should dial 617-213-4866 and reference the same pass code. Investors, analysts, media and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To listen to the live call, please visit the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relations page of our web site at www.asuresoftware.com.

About Asure Software

Headquartered in Austin, Texas, Asure Software (ASUR), (a d/b/a of Forgent Networks, Inc.), empowers small to mid-size organizations and divisions of large enterprises to operate more efficiently, increase worker productivity and reduce costs through a suite of on-demand workforce management software and services. Asure's market-leading products include workforce time and attendance tracking, benefits enrollment and tracking, pay stubs and W2 documentation, expense management, meeting room management, and asset tracking. With additional offices in Seekonk, Mass., Vancouver, British Columbia, and Mumbai, India, Asure serves 3,500 customers around the world. For more information, please visit www.asuresoftware.com.

Safe Harbor

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Forgent's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

                                        JANUARY 31,      JULY 31,
                                           2008            2007
                                        -----------     ----------
                                        (UNAUDITED)
                     ASSETS
Current Assets:
    Cash and cash equivalents           $    13,939     $    33,524
    Short-term investments                    3,862           1,538
    Accounts receivable, net of
     allowance for doubtful accounts
     of $39 and $21 at January 31,
     2008 and July 31, 2007,
     respectively                             1,582           1,040
    Prepaid expenses and other current
     assets                                     298             211
                                        -----------     -----------
        Total Current Assets                 19,681          36,313

Property and equipment, net                   1,005             767
Goodwill                                      7,202              --
Intangible assets, net                        4,959              --
Other assets                                     51             212
                                        -----------     -----------
                                        $    32,898     $    37,292
                                        ===========     ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                      $     3,975     $    10,970
  Accrued compensation and benefits             499             557
  Other accrued liabilities                     828             855
  Deferred revenue                            1,311           1,076
                                        -----------     -----------
        Total Current Liabilities             6,613          13,458

Long-Term Liabilities:
  Deferred revenue                               29              28
  Other long-term obligations                   943           1,186
                                        -----------     -----------
        Total Long-Term Liabilities             972           1,214

Stockholders' Equity:
  Preferred stock, $.01 par value;
   10,000 authorized; none issued
   or outstanding                                --              --
  Common stock, $.01 par value; 40,000
   authorized; 32,739 and 27,388
   shares issued; 30,949 and 25,598
   shares outstanding at January 31,
   2008 and July 31, 2007, respectively         325             274
  Treasury stock at cost, 1,790 issued
   at January 31, 2008 and July 31, 2007     (4,815)         (4,815)
  Additional paid-in capital                270,666         265,647
  Accumulated deficit                      (240,908)       (238,506)
  Accumulated other comprehensive income         45              20
                                        -----------     -----------
    Total Stockholders' Equity               25,313          22,620
                                        -----------     -----------
                                        $    32,898     $    37,292
                                        ===========     ===========

                                         FOR THE             FOR THE
                                    THREE MONTHS ENDED   SIX MONTHS ENDED
                                        JANUARY 31,         JANUARY 31,
                                      2008      2007      2008      2007
                                    --------  --------  --------  --------
                                       (UNAUDITED)         (UNAUDITED)

REVENUES
  Software & Professional Services  $  2,734  $  1,017  $  4,608  $  1,979
  Intellectual Property Licensing         --        28        --     8,162
                                    --------  --------  --------  --------
     Total Revenue                     2,734     1,045     4,608    10,141
COST OF SALES
  Software & Professional Services       629       192       958       502
  Intellectual Property Licensing         --         3        --     3,543
                                    --------  --------  --------  --------
     Total Cost of Sales                 629       195       958     4,045

GROSS MARGIN                           2,105       850     3,650     6,096

OPERATING EXPENSES:
  Selling, general and administrative  2,962     2,539     5,402     5,039
  Research and development               640       132       931       248
  Amortization of intangible assets      155        --       191         4
                                    --------  --------  --------  --------
     Total operating expenses          3,757     2,671     6,524     5,291

LOSS FROM OPERATIONS                  (1,652)   (1,821)   (2,874)      805

OTHER INCOME AND (EXPENSES):
  Interest income                        195       234       533       390
  Gain on sale of assets                  --     2,896        --     2,896
  Interest expense and other             (20)      (11)      (40)      (44)
                                    --------  --------  --------  --------
     Total other income and
      (expenses)                         175     3,119       493     3,242

(LOSS) INCOME FROM OPERATIONS,
 BEFORE INCOME TAXES                  (1,477)    1,298    (2,381)    4,047
  Provision for income taxes              (7)       --       (21)       --
                                    --------  --------  --------  --------
NET (LOSS) INCOME                   $ (1,484) $  1,298  $ (2,402) $  4,047
                                    ========  ========  ========  ========

BASIC AND DILUTED (LOSS) INCOME
 PER SHARE:                         $  (0.05) $   0.05  $  (0.08) $   0.16
                                    ========  ========  ========  ========
WEIGHTED AVERAGE SHARES
 OUTSTANDING:
    Basic                             30,940    25,489    29,017    25,435
    Diluted                           30,940    26,086    29,017    25,867

Investor contact:
Jay Peterson
512-437-2476
jay_peterson@asuresoftware.com

Media contact:
Susan Tull
512-577-2956
susan_tull@asuresoftware.com